EXHIBIT 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (“Agreement”) is entered into as of April 16, 2025 (“Effective Date”) by and between SGC Retail Partners LLC, a Nevada limited liability company (“Buyer”), DEP Nevada, Inc., a Nevada corporation (“Seller”) and NMG Long Beach, LLC, a California limited liability company (“Company”). Buyer, Seller and Company may also be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller owns all of the issued and outstanding membership interests (the “Acquired Securities”) in and to Company.

WHEREAS, Company holds local adult-use and medical cannabis retail business license permit numbers MJ21915360 and MJ21915361 (“Local Licenses”) issued by the City of Long Beach (“City”) and an adult-use and medical commercial cannabis retail license number C10-0000732-LIC (“State License”) issued by the California Department of Cannabis Control (“DCC”) (the Local Licenses and State License are referred to herein each as a “License” and collectively as the “Licenses”), in order to conduct commercial cannabis retail activities at 3411 E. Anaheim St., Long Beach, CA 90804 and 3413 E. Anaheim St., Long Beach, CA 90804 (collectively, the “Facility”) in compliance with all applicable Laws (as defined below).

WHEREAS, on the terms and subject to the conditions set forth herein, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Acquired Securities (the “Transaction”).

WHEREAS, in order to ensure continuous operations of the business under the Licenses in compliance with applicable Law, the Parties have agreed upon a form of transaction that includes a dual closing whereby Seller shall remain an equity owner of the Company until such time as Buyer has been approved as a regulatory owner of the Licenses by both the DCC and City.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

(a) “Acquired Securities” shall have the meaning set forth in the recitals.

(b) “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Agreement” shall be as defined in the first paragraph of this Agreement, including all schedules and exhibits, and all agreements amending or confirming this Agreement, including the foregoing Recitals, which are agreed by the Parties to be true and correct and are incorporated herein by reference and made a part of this Agreement.

(d) “Allocation Objection Notice” shall have the meaning set forth in Section 2.03(c).

(e) “Allocation Schedule” shall have the meaning set forth in Section 2.03(c).

(f) “Assignment” means the assignment(s) of membership interest to be duly executed by Seller on the First Closing Date and Second Closing Date, in substantially the form attached hereto as Exhibit A and Exhibit B.

(g) “Basket Amount” shall have the meaning set forth in Section 9.04.

(h) “Business Day” means any day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in Long Beach, California are authorized or required by law to close.

(i) “Buyer” shall have the meaning set forth in the preamble.

(j) “Buyer Indemnified Party” shall have the meaning set forth in Section 9.02.

(k) “Cannabis Authority” shall have the meaning set forth in Section 5.17(c).

(l) “City” shall have the meaning set forth in the Recitals.

(m) “City Approval to the First Closing” shall have the meaning set forth in Section 4.01(c)(i)(a).

(n) “City Approval to the Second Closing” shall have the meaning set forth in Section 4.01(c)(i)(b).

(o) “Claim” means any action, suit, case, litigation, administrative or other proceeding, claim, arbitration, mediation, charge, criminal prosecution, investigation, inquiry, hearing, demand letter, warning letter, finding of deficiency or non-compliance, adverse inspection report, notice of violation, notice of alleged liability, penalty, fine, sanction, subpoena, audit, request for recall, request for remedial action, damages, liabilities and obligations of any nature whatsoever.

(p) “Code” means the Internal Revenue Code of 1986, as amended.

(q) “Confidential Information” means any proprietary or confidential information relating to the products, services, business or affairs of a Party (whether or not such information is embodied in writing or other physical form).

(r) “Consequential Damages” shall have the meaning set forth in Section 9.05(b).

(s) “DCC” shall have the meaning set forth in the Recitals.

(t) “DCC Approval” means the DCC’s approval, in writing, of the change in ownership of Company resulting from Buyer’s purchase of the Acquired Securities hereunder.

(u) “DCC Approval to the First Closing” shall have the meaning set forth in Section 4.01(c)(ii)(a).

(v) “DCC Approval to the Second Closing” shall have the meaning set forth in Section 4.01(c)(ii)(b).

(w) “DCC Regulations” means the Department of Cannabis Control Medicinal and Adult-Use Commercial Cannabis Regulations, California Code of Regulations Title 4, Division 19.

(x) “Deposit” shall have the meaning set forth in Section 2.03.

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(y) “Direct Claim” shall have the meaning set forth in Section 9.05(c).

(z) “Disclosure Schedule(s)” means the Disclosure Schedule attached hereto as Schedule I, dated as of the Effective Date, delivered by Seller to Buyer in connection with this Agreement.

(aa) “Enforceability Exceptions” shall have the meaning set forth in Section 5.10.

(bb) “Environmental Laws” means any and all Laws relating to pollution, protection of the environment (including ambient air, indoor air, surface water, groundwater, soil gas, land surface or subsurface strata), protection of natural resources and protection of human health and safety, including Laws relating to the presence, use, production, manufacture, generation, formulation, handling, transportation, treatment, storage, disposal, distribution, labeling, packaging, testing, processing, discharge, emission, release, threatened release, control, cleanup of or exposure to toxic or hazardous materials, substances, or wastes, and the regulations promulgated thereunder.

(cc) “Facility” shall have the meaning set forth in the Recitals.

(dd) “First Closing” shall have the meaning set forth in Section 2.01(a).

(ee) “First Closing Date” shall have the meaning set forth in Section 2.01(a).

(ff) “First Closing Payment” shall have the meaning set forth in Section 2.03(a).

(gg) “First Closing Transfer” shall have the meaning set forth in Section 2.01(a).

(hh) “GAAP” means United States generally accepted accounting principles and practices in effect from time to time and applied consistently throughout the periods involved.

(ii) “General Survival Date” shall have the meaning set forth in Section 9.01.

(jj) “Governmental Authority” means any federal, national, foreign, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency, bureau, department, board, panel or commission or any court, tribunal, or judicial or arbitral body or mediator or any other instrumentality of any kind of any of the foregoing.

(kk) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(ll) “Indemnified Party” shall have the meaning set forth in Section 9.05.

(mm) “Indemnifying Party” shall have the meaning set forth in Section 9.05.

(nn) “Intellectual Property Licenses” shall mean any grant (or covenant not to assert) by another Person to the Company of or regarding any right relating to or under any third Person’s Intellectual Property Rights.

(oo) “Intellectual Property Rights” shall mean all of the rights arising from or in respect of the following, including as protected, created or arising under applicable Laws: (i) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof; (ii) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, Internet domain names, identifying symbols, logos, emblems, signs or insignia, fictitious business name registrations, and including all goodwill associated with the foregoing, (iii) copyrights, whether registered or unregistered, and registrations and applications therefor; (iv) confidential, proprietary or other non-public information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas and technical data and information; and (v) all applications, registrations and permits related to any of the foregoing (i) through (iv).

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(pp) “JAMS” shall have the meaning set forth in Section 11.1(c).

(qq) “Knowledge” means: (i) with respect to Seller, the actual knowledge of Stephen ‘Trip’ Hoffman or the knowledge that such individual would obtain after reasonable inquiry; and (ii) with respect to Buyer, the actual knowledge of Michael Viellion and the knowledge that such individual would obtain after reasonable inquiry.

(rr) “Landlord” means Meng Lin Zhang, the owner of the Facility.

(ss) “Landlord Consent” means that certain consent from the landlord of the Facility, respectively, giving consent to the change of control of the Company resulting from the Transaction, as required under Section 12.1 of the Lease, in substantially the form attached as Exhibit C.

(tt) “Law” or “Laws” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, regulation, directive, norm, order, requirement or rule of law (including common law), including, without limitation, the Adult Medicinal and Adult-Use Cannabis Regulation and Safety Act, the Long Beach Municipal Code related to regulating and permitting commercial cannabis activity, and such other rules, regulations, statutes and guidelines currently or subsequently promulgated with respect to any of the foregoing, provided, however, the Parties hereby acknowledge that under United States federal law, and more specifically 21 United States Code §801, et seq., short titled the Controlled Substances Act, the possession, use, cultivation, marketing and transfer of cannabis is illegal and that, notwithstanding anything to the contrary, with respect to regulated cannabis business activities, “Law(s)”, “law(s)”, or “federal” shall only include such federal law, authority, agency, or jurisdiction as is not in conflict with the Law(s), regulations, authority, agency, or jurisdiction of any state, district, or territory regarding such regulated cannabis business activities.

(uu) “Lease” means that certain commercial lease agreement dated January 10, 2017 for lease of the Facility from Landlord, as amended by certain amendment No. 1 dated September 7, 2018, amendment No. 2 dated December 14, 2018, amendment No, 3 dated March 8, 2019, and amendment No. 4 dated March 1, 2022, and as assigned by the prior tenant to Company pursuant to an assignment and assumption dated December 14, 2018.

(vv) “Liability” means any debt, liability, commitment, obligation, deficiency, Tax, penalty, assessment, fine, claim, cause of action or other loss, fee, cost or expense of any kind, character or nature whatsoever, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

(ww) “License(s)” shall have the meaning set forth in the Recitals.

(xx) “Lien” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage deed of trust, right of way, easement, encroachment, servitude, right of first option, right of first or last negotiation or refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

(yy) “Local Licenses” shall have the meaning set forth in the Recitals.

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(zz) “Losses” means any and all losses, damages, liabilities, deficiencies, Claims, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including consequential damages, but only to the extent that such damages constitute the natural, probable and reasonably foreseeable consequence of the breach or were otherwise within the contemplation of the parties), including reasonable outside attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive, speculative or remote damages, except in the case of fraud or to the extent actually awarded to a Governmental Authority or other third party.

(aaa) “Management Services Agreement” or “MSA” means that certain management services agreement to be entered into by and between Buyer and Company on or before the First Closing, pursuant to which Buyer shall manage the business operations at the Facility for Owner in connection with the transactions contemplated under this Agreement, at Buyer’s sole cost and expense (including Buyer’s assumption, during the term of the Management Services Agreement, of Company’s operational costs including payroll, rent and insurance), in the form attached as Exhibit D.

(bbb) “Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, has, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Company, individually or taken as a whole or (ii) the ability of Seller or the Company to consummate the transactions contemplated by this Agreement on a timely basis.

(ccc) “Material Contract” shall have the meaning set forth in Section 5.18.

(ddd) “Organizational Documents” means, with respect to any Person that is not an individual, (i) such Person’s certificate of incorporation and bylaws, (ii) such Person’s certificate of formation, certificate of trust, articles of organization, limited liability company agreement, limited partnership agreement or trust agreement, or (iii) any documents comparable to those described in clauses (i) and (ii) as may be applicable pursuant to any applicable Law, and (c) any amendment or modification to any of the foregoing.

(eee) “Party” and “Parties” shall have the respective meanings set forth in the preamble.

(fff) “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(ggg) “Pre-Closing Tax Period” shall have the meaning set forth in Section 8.04.

(hhh) “Purchase Price” shall have the meaning set forth in Section 2.03.

(iii) “Resolutions” shall have the meaning set forth in Section 3.04(h).

(jjj) “Second Closing” shall have the meaning set forth in Section 2.01(b).

(kkk) “Second Closing Date” shall have the meaning set forth in Section 2.01(b).

(lll) “Second Closing Payment” shall have the meaning set forth in Section 2.03(b).

(mmm) “Second Closing Transfer” shall have the meaning set forth in Section 2.01(b).

(nnn) “Securities Act” means the U.S. Securities Act of 1933, as amended.

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(ooo) “Seller” shall have the meaning set forth in the preamble.

(ppp) “Seller Indemnified Party” shall have the meaning set forth in Section 9.02.

(qqq) “State License” shall have the meaning set forth in the Recitals.

(rrr) “Straddle Period” shall have the meaning set forth in Section 8.04.

(sss) “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

(ttt) “Tax Proceeding” shall have the meaning set forth in Section 8.04(d).

(uuu) “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

(vvv) “Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

(www) “Transaction” shall have the meaning set forth in the Recitals.

(xxx) “Transaction Agreements” shall have the meaning set forth in Section 5.10.

ARTICLE II.
PURCHASE AND SALE OF ACQUIRED SECURITIES

Section 2.01 Timing of Transaction for Sale of Acquired Securities. In order to ensure continuing operations under the Licenses, Seller shall retain ownership in the Company until the DCC and City approve Buyer as a regulatory owner of the Licenses pursuant to applicable Laws. As such, this purchase and sale transaction shall require two separate closings, with separate consideration for each such closing as follows:

(a) First Closing Date. On the First Closing Date, subject to the terms and conditions herein, Seller shall transfer to Buyer eighty percent (80%) of the Acquired Securities (the “First Closing Transfer”). The closing of the purchase and sale of the First Closing Transfer Interest (the “First Closing”) shall take place no later than two (2) Business Days after the last of the conditions to the First Closing set forth in Article III have been satisfied or waived by electronic exchange of duly executed documents (such date as of which the First Closing occurs, the “First Closing Date”). Upon the First Closing and provided the Second Closing occurs, Seller agrees that despite retaining 20% of ownership in the Company until the Second Closing, Seller retains voting rights as provided in the Company’s First Amended and Restated Operating Agreement, but waives any and all economic rights or benefits as a result of such retained ownership, including rights to distributions, dividends, and to issue, sell, or redeem membership interest, from the Company as of and after entering into this Agreement.

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(b) Second Closing Date. On the Second Closing Date, subject to the terms and conditions herein, Seller shall transfer to Buyer the remaining twenty percent (20%) of the Acquired Securities (the “Second Closing Transfer”). The closing of the purchase and sale of the Second Closing Transfer Interest (the “Second Closing”) shall take place after the last of the conditions to the Second Closing set forth in Article IV have been satisfied or waived (the “Second Closing Date”).

Section 2.02 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement: (a) on the First Closing Date, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, the First Closing Transfer interest in the Acquired Securities, free and clear of all Encumbrances; and (b) on the Second Closing Date, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, the Second Closing Transfer interest in the Acquired Securities, free and clear of all Encumbrances. The aggregate purchase price for the Purchased Interests (the “Purchase Price”) shall be the First Closing Payment and the Second Closing Payment, which shall be payable as set forth in Section 2.03 below.

Section 2.03 Purchase Price and Payments. The aggregate purchase price for the Acquired Securities is Eight Hundred Fifty Six Thousand Two Hundred Fifty Dollars ($856,250.00) (the “Purchase Price”). Seller acknowledges that on or about September 17, 2024, Seller received a deposit of One Hundred Thousand Dollars ($100,000.00) (“Deposit”), which Deposit shall be credited to Buyer. Accordingly, the remainder of the Purchase Price, which equals Seven Hundred Fifty Six Thousand Two Hundred Fifty Dollars ($756,250.00), shall be paid as follows:

(a) On the First Closing Date, Buyer shall pay to Seller the First Closing Payment of Five Hundred Ninety Five Thousand Dollars ($595,000.00) (the “First Closing Payment”).

(b) On the Second Closing Date, Buyer shall pay to Seller the Second Closing Payment of One Hundred Sixty One Thousand Two Hundred Fifty Dollars ($161,250.00) (the “Second Closing Payment”), as follows: (i) One Hundred Fifty Six Thousand Two Hundred Fifty Dollars ($156,250.00) shall be credited to Buyer and deemed paid in consideration for Buyer having assumed the operational costs of Seller as of the First Closing Date, as set forth in the Management Services Agreement; and (ii) Buyer shall pay to Seller the remaining sum of Five Thousand Dollars ($5,000) in full satisfaction of the Second Closing Payment on the Second Closing Date.

(c) Purchase Price Allocation. Each Party agrees that the Purchase Price shall be allocated in accordance with the principles of Section 1060 of the Code and the Treasury Regulations thereunder and such allocations shall be appropriately adjusted, consistent with Treasury Regulation Section 1.1060-1(e)(1), to reflect the Purchase Price. Upon request of Seller, Buyer shall provide Seller with a proposed allocation of the Purchase Price consistent with the immediately preceding sentence before the Closing Date. If Seller disagrees with such proposed allocation, Seller shall notify Buyer in writing of such disagreement(s) (the “Allocation Objection Notice”). The Parties shall work in good faith to agree on such proposed allocation. The final allocation of the Purchase Price determined in accordance with this Section shall be the “Allocation Schedule”. Each Party shall prepare and file, and cause its Affiliates to prepare and file, its Tax Returns on a basis consistent with the Allocation Schedule and take no position, and cause its Affiliates to take no position, inconsistent with the Allocation Schedule on any applicable Tax Return, in any audit or proceeding regarding any Taxes or in any report to a Governmental Authority for Taxes; provided, however, that it is not inconsistent with the Allocation Schedule for (i) Buyer’s cost for the transactions contemplated by this Agreement to differ from the total amount allocated pursuant to this Section to reflect capitalized transaction costs not included in the total amount allocated pursuant to this Section and (ii) the amount realized by Seller to differ from the total amount allocated pursuant to this Section to reflect transaction costs that reduce the amount realized for United States Federal income tax purposes.

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(d) Transfer Tax. Notwithstanding any requirement of Applicable Law, and notwithstanding anything else to the contrary in this Agreement, any and all transfer, documentary, sales, use, stamp, registration and such other Taxes and fees due in connection with the transaction contemplated by this Agreement shall be the responsibility of Seller. Should Buyer be required under Applicable Laws to file any necessary Tax Returns including such transfer tax information in connection with such Tax Returns no later than the due dates thereof, Seller is required (i) to disclose and pay to Buyer any such transfer taxes related to this Agreement and (ii) to provide all necessary information and cooperation within one (1) week of Buyer’s request. Seller must affirmatively alert Buyer of any amounts it could not directly pay in connection with this Section 2.03(d) with sufficient time for Buyer to prepare and file its Tax Return in a timely manner, not to be less than thirty (30) calendar days before such Tax Returns would be due to be filed.

(e) Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price such amounts that Buyer and/or Company may be required to withhold under the Code or any provision of applicable Tax Law. Buyer shall provide Seller with written notice of its intent to withhold at least ten (10) days prior to the First Closing and Second Closing, if applicable, with a written explanation substantiating the requirement to deduct or withhold, and the Parties shall use commercially reasonable efforts to cooperate to mitigate or eliminate any such withholding to the maximum extent permitted by law. To the extent that amounts are so deducted or withheld, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Seller.

Section 2.04 Payment Mechanics. All payments made pursuant to this Agreement shall be made in cash by wire transfer of immediately available funds to such bank account as shall be designated in advance by the receiving Party.

ARTICLE III.
CONDITIONS TO FIRST CLOSING

Section 3.01 Conditions to First Closing Obligations of Seller and Buyer. The respective obligations of Seller and Buyer to consummate the First Closing Transfer, to deliver the First Closing Payment and to perform the other First Closing obligations contemplated by this Agreement shall be subject to the satisfaction, on or before the First Closing Date, of the following conditions, any one or more of which may be waived (if permitted by applicable Law) in writing by both Parties:

(a) Seller shall ensure that all City taxes, application costs and fees due by Company in connection with the Local Licenses are current and paid up to date.

(b) This Agreement must be fully executed by Seller, Company and Buyer.

(c) City Regulatory Submissions. Assuming compliance with Section 3.01(a), which is a condition precedent that must be completed by Seller before Buyer need comply with this Section 3.01(b), as soon as practicable after the execution of this Agreement, the Parties shall jointly submit each of the following as required under local City Law (including without limitation, Long Beach Municipal Code sections 5.90.150 and 5.92.340):

(i) in connection with Seller’s medical cannabis Local License MJ21915361: (1) a notice of change of ownership; (2) an application for new business license permit or transfer of business license permit from Seller to Buyer; and (3) payment to the City of the associated non-refundable application fee(s); and

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(ii) in connection with Seller’s adult-use Local License MJ21915360: (1) a notice of change of ownership; (2) an application for new business license permit or transfer of business license permit from Seller to Buyer; and (3) payment to the City of the associated non-refundable application fee(s).

(d) Cooperation of Parties. In connection with the foregoing regulatory submissions, the Parties shall cooperate as follows:

(i) Seller shall provide to Buyer clear, usable copies of any documentation and information previously submitted by Seller or Company to the City and/or DCC in connection with the Company’s own Local License and State License applications, including as applicable: Company’s Organizational Documents and governance documents; Facility premises diagram; valid seller’s permit number issued by the California Department of Tax and Fee Administration (CDTFA); proof of surety bond; evidence of exemption from, or compliance with, the California Environmental Quality Act (CEQA); Company’s State Employer Identification Number (SEIN) issued by the California Employment Development Department; Company’s standard operating procedures; Facility security plan; and any other required documents, forms and information;

(ii) Buyer shall provide to Seller and Seller shall directly and timely upload all documentation and disclosure information required about Buyer and Company as required by the City to request a change in ownership of the Local Licenses;

(iii) Seller shall submit all necessary application forms to the City for this requested change of ownership and seek to add Buyer as the designated responsible party/representative of the application(s) with the City as soon as commercially practicable; and

(iv) Each Party shall provide to the other Party a copy of all communications received from the City regarding the status of any regulatory submissions and/or regarding the associated approval/notification process, within forty-eight (48) hours of such Party’s receipt.

1. When the Parties are able to confirm in writing that the City has acknowledged receipt of full and complete copies of each of the foregoing regulatory submissions and receipt of payment of the associated fees, initial submission of the regulatory submissions shall be deemed completed. Buyer shall be solely responsible for all fees, expenses, and costs associated with and incurred by Buyer pursuant to this Section 3.01(c) (including all application fees to the City).

(e) No Legal Restraints. No injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the consummation of the First Closing shall have been issued and continue to be in effect.

(f) Absence of Proceedings. There shall not be pending or threatened any Claim challenging or seeking to restrain or prohibit the consummation of the First Closing or any other transaction contemplated by this Agreement.

Section 3.02 Conditions to First Closing Obligations of Seller. The obligation of Seller to consummate the First Closing Transfer and the other First Closing obligations contemplated by this Agreement is subject to the satisfaction on or before the First Closing Date of each of the following conditions, any one or more of which may be waived (if permitted by applicable Law) in writing by Seller:

(a) The applicable 30 days required by City Laws for processing a change of ownership shall have passed and the City shall have acknowledged receipt in writing to the Parties that the application(s) for change of ownership is/are complete and accepted by the City and all necessary application fees have been paid by Buyer for the application(s);

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(b) Buyer shall have performed, in all material respects, all covenants and agreements that are required under this Agreement, and any documents or agreements contemplated hereby, to be performed by Buyer before the First Closing; and

(c) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects (if qualified by materiality) or in all material respects (if not so qualified) on and as of the date hereof and on and as of the First Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

Section 3.03 Conditions to First Closing Obligations of Buyer. The obligation of Buyer to deliver the First Closing Payment and all other First Closing obligations contemplated by this Agreement is subject to the satisfaction on or before the First Closing Date of each of the following conditions, any one or more of which may be waived (if permitted by applicable Law) in writing by Buyer:

(a) Seller shall have performed, in all material respects, all covenants and agreements that are required under this Agreement, and any documents or agreements contemplated hereby, to be performed by Seller before the First Closing;

(b) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects (if qualified by materiality) or in all material respects (if not so qualified) on and as of the date hereof and on and as of the First Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects); and

(c) There shall not have occurred any Material Adverse Effect to the Company, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

Section 3.04 First Closing Deliveries by Seller and Company.

 At or before the First Closing, Seller, or the Company, where applicable, shall deliver or cause to be delivered to Buyer the following:

(a) a certificate signed by Seller, dated as of the First Closing Date, certifying that the conditions specified in Section 3.03 have been fulfilled;

(b) an Assignment and Assumption of Membership Interest in the form attached hereto as Exhibit A, properly endorsed by Seller;

(c) the Member Consent, Seller Consent, and Second Amended and Restated Operating Agreement of Company reflecting the First Closing, copies of each of which are attached hereto as Exhibit E, duly executed by Seller;

(d) the Landlord Consent duly executed by the Landlord;

(e) executed IRS Form 8822(b) – Change of Control for Buyer to designate an individual or entity to become the IRS responsible party for the Company;

(f) the Management Services Agreement, a copy of which is attached hereto as Exhibit D, duly executed by Company;

(g) A resignation letter, effective as of the First Closing Date, executed by each Manager and officer (if any) of Company;

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(h) true and complete copy(ies) of the required consents of the Members and Managers of the Company approving the transactions contemplated hereby and thereby (the “Resolutions”), which Resolutions are in full force and effect and are all the resolutions adopted in connection with the contemplated transactions; and

(i) such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings, or other instruments required by this Agreement to be so delivered at or before the First Closing by Seller or together with such other items as may be reasonably requested by Buyer in order to effectuate or evidence the transactions contemplated hereby.

Section 3.05 First Closing Deliveries by Buyer. At or before the First Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) Company’s second amended and restated operating agreement, a copy of which is attached hereto as Exhibit E, duly executed by Buyer;

(b) an Assignment and Assumption of Membership Interest in the form attached hereto as Exhibit A, properly endorsed by Buyer;

(c) the Management Services Agreement, a copy of which is attached hereto as Exhibit C, duly executed by Buyer;

(d) a certificate signed by Buyer, dated as of the First Closing Date, certifying that the conditions specified in Section 3.02 have been fulfilled;

(e) a certificate signed by Buyer, dated as of the First Closing Date, certifying that the Manager(s) of Buyer has/have approved the transactions contemplated by this Agreement and the names and signatures of the authorized Manager(s) of Buyer; and

(f) Such other certificates, documents, schedules, agreements, resolutions, consents, approvals, rulings, or other instruments required by this Agreement to be so delivered at or before the First Closing by Buyer.

ARTICLE IV.
CONDITIONS TO SECOND CLOSING

Section 4.01 Conditions to Second Closing Obligations of Seller and Buyer. The respective obligations of Seller and Buyer to consummate the Second Closing Transfer, to deliver the Second Closing Payment and to perform the other Second Closing obligations contemplated by this Agreement shall be subject to the satisfaction on or before the Second Closing Date of each of the following conditions, any one or more of which may be waived (if permitted by applicable Law) in writing by both Parties.

(a) If it has not occurred before the First Closing by the City, then after the First Closing, Seller must ensure that an authorized representative of Buyer is promptly requested to be the designated responsible party/representative on behalf of the Company for the application, modification, prosecution, and communication surrounding the application and issuance of the Licenses with the DCC and City and that Buyer is now requested to be designated as a regulatory owner of the Licenses as a result of the MSA.

(b) After the First Closing, Buyer, at its sole cost, shall be promptly permitted to file on behalf of the Company to file a new Statement of Information with the California Secretary of State on behalf of the Company listing Buyer as the Manager of the Company.

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(c) Regulatory Approvals – First Closing and Second Closing.

(i) City Approvals – First Closing and Second Closing.

a) Upon such time after First Closing that the Parties are able to confirm in writing that the City has amended both of the Company’s Local Licenses to reflect Buyer’s ownership of the First Closing Transfer interest, such that Buyer is now recognized and approved by the City to be at least the 80% owner of the Company and Local Licenses, then “City Approval to the First Closing” shall be deemed to have been received.

b) When the Parties have received City Approval to the First Closing (per Section 4.01(c)(i)(a)) and DCC Approval to the First Closing (per Section 4.01(c)(ii)(a) immediately below), “First Closing Regulatory Approval” shall be deemed to have been received. Within ten (10) Business Days after receipt of First Closing Regulatory Approval and until the earlier of the termination of this Agreement or the Second Closing Date, the Parties shall use good faith efforts to seek City approval to the Second Closing Transfer with respect to both of the Company’s Local Licenses (“City Approval to the Second Closing”). The Parties shall timely submit to the City the required documentation disclosing the change of ownership of Company as contemplated by the Second Closing Transfer; and shall timely submit all other materials required by applicable Law to obtain City approval of such transfer(s). Buyer shall timely submit (or advance to Seller if not permitted to pay to the City directly) any fee(s) charged by the City in connection with such modification, approvals and other related regulatory requirements. When the Parties are able to confirm in writing that the City has approved both of Company’s Local Licenses to reflect Buyer’s ownership of the Second Closing Transfer interest, City Approval to the Second Closing shall be deemed to have been received.

1. Should the City permit continuous operations of the Local Licenses while the Parties request a single ownership change for 100% of the ownership in the Company and Local Licenses, the Parties may simplify this local approval process by seeking such change in ownership in one application; however, the Parties must coordinate with the Company’s DCC analyst and ensure that no City regulatory changes are made in such a manner that would jeopardize continuous operations of the State License while that ownership change is being modified in two separate steps.

(ii) DCC Approvals – First Closing and Second Closing.

a) In furtherance of Section 4.01(a), in compliance with applicable Laws, and after the First Closing once the DCC has approved Buyer as a regulatory owner of the State License (by virtue of the MSA even if not the ownership), once the DCC has confirmed in writing that Buyer is now a regulatory owner of the State License, “DCC Approval to the First Closing” shall be deemed to have been received. Buyer shall advance to Seller any fees charged by the DCC in connection with such modification, approvals any other related regulatory requirements.

b) After the First Closing and until the earlier of the termination of this Agreement or the Second Closing Date, the Parties shall use good faith efforts to seek DCC approval to the Second Closing Transfer with respect to Buyer being confirmed as the sole owner of the State License (“DCC Approval to the Second Closing”). Seller shall timely file with the DCC a signed statement confirming that Seller has transferred its Acquired Securities to Buyer in accordance with the Second Closing Transfer. Buyer shall timely submit any fee(s) charged by the DCC in connection with such modification, approvals, and any other related regulatory requirements. When the Parties are able to confirm in writing that the DCC has modified Company’s State License to reflect Buyer’s ownership of the Second Closing Transfer interest, DCC Approval to the Second Closing shall be deemed to have been received.

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(d) Cooperation of Parties. In connection with the foregoing regulatory submissions, the Parties shall cooperate as follows:

(i) Once Seller has complied and ensures that Buyer is the designated representative of the Licenses after the First Closing, Buyer shall take lead in communicating with the City and DCC regarding the change of ownership involved with the Second Closing, and regarding the City Approval to the Second Closing and with the DCC for the DCC Approval to the Second Closing. Seller and Company agree to use best efforts to obtain City Approval to the Second Closing and DCC Approval to the Second Closing.

1. Should either the DCC or City determine that a principal of Buyer does not qualify to be a regulatory owner of any of the Licenses, such denial shall not be deemed a material breach of this Agreement. Instead, Buyer, with the assistance of Seller, shall attempt to convince the DCC or City, as the case may be, that the Second Closing Transfer should be consummated and/or attempt to work up the management tree to convince those Persons with more discretion that the Second Closing Transfer should be consummated and approved. In the event that this exercise is unsuccessful, then Buyer shall be permitted sixty (60) calendar days to restructure its capitalization table and/or management structure, as the case may be, in order to obtain City and/or State approvals of Buyer as an owner of the Licenses. In the event that no amount of restructuring by Buyer shall result in approval of Buyer as the owner of the Licenses, this Agreement shall terminate and unwind as provided in Article X.

(ii) The Parties shall file with the DCC all required statements confirming the Second Closing Transfer. Buyer, Company and Seller shall cooperate as reasonably requested by Seller to obtain DCC Approval to the Second Closing.

(iii) Each Party shall provide to the other Party a copy of all communications received from the City regarding the status of any regulatory submissions and/or regarding the associated approval/notification process, within forty-eight (48) hours of such Party's receipt.

(iv) Each Party shall refrain from responding to any inquiry from, making any statement to, or filing and forms or documents with the DCC or the City relating to, or affecting, any State License and/or Local License(s), regarding the status of any State License and/or Local License(s), and/or regarding the approval/notification process described herein, without first reasonably consulting with the other Party.

(v) All Parties shall cooperate to file with the DCC and the City such documents and forms and to provide such information as is reasonably requested to manage the consent process, provide requested information or otherwise maintain the State License and/or Local License(s) in good standing and to obtain Second Closing Regulatory Approval.

(e) When the Parties have received City Approval to the Second Closing and DCC Approval to the Second Closing, “Second Closing Regulatory Approval” shall be deemed to have been received and the Second Closing shall be set to occur.

(f) No Injunctions or Other Legal Restraints. No injunction or other legal restraint or prohibition enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the consummation of the Second Closing shall have been issued and continue to be in effect.

(g) Absence of Proceedings. There shall not be pending or threatened any Claim challenging or seeking to restrain or prohibit the consummation of the Second Closing or any other transaction contemplated by this Agreement.

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Section 4.02 Conditions to Second Closing Obligations of Seller. The obligation of Seller to consummate the Second Closing Transfer and the other Second Closing obligations contemplated by this Agreement is subject to the satisfaction on or before the Second Closing Date of each of the following conditions, any one or more of which may be waived (if permitted by applicable Law) in writing by Seller:

(a) Buyer shall have performed, in all material respects, all covenants and agreements that are required under this Agreement, and any documents or agreements contemplated hereby, to be performed by Buyer before the Second Closing; and

(b) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects (if qualified by materiality) or in all material respects (if not so qualified) on the Second Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

Section 4.03 Conditions to Second Closing Obligations of Buyer. The obligation of Buyer to deliver the Second Closing Payment and all other Second Closing obligations contemplated by this Agreement is subject to the satisfaction on or before the Second Closing Date of each of the following conditions, any one or more of which may be waived (if permitted by applicable Law) in writing by Buyer:

(a) Seller shall have performed, in all material respects, all covenants and agreements that are required under this Agreement, and any documents or agreements contemplated hereby, to be performed by Seller before the Second Closing; and

(b) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects (if qualified by materiality) or in all material respects (if not so qualified) on the Second Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

Section 4.04 Second Closing Deliveries by Seller and Company. At or before the Second Closing, Seller, or Company, where applicable, shall deliver or cause to be delivered to Buyer the following:

(a) a certificate signed by Seller, dated as the Second Closing Date, certifying that the conditions specified in Section 4.03 have been fulfilled.

(b) an Assignment and Assumption of Membership Interest in the form attached hereto as Exhibit B, properly endorsed by Seller;

Section 4.05 Second Closing Deliveries by Buyer. At or before the Second Closing, Buyer shall deliver or cause to be delivered to Seller the following:

(a) the Second Closing Payment calculated and adjusted as set forth in Section 2.03(b) above; and

(b) an Assignment and Assumption of Membership Interest in the form attached hereto as Exhibit B, properly endorsed by Buyer;

(c) a certificate signed by Buyer, dated as of the Second Closing Date, certifying that the conditions specified in Section 4.02 have been fulfilled.

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ARTICLE V.
REPRESENTATIONS AND WARRANTIES REGARDING COMPANY

Except as set forth in the Disclosure Schedule, Seller and Company each represent and warrant to Buyer that the statements contained in this Article V are true and correct as of the Effective Date, the First Closing Date and the Second Closing Date. If no such Disclosure Schedule is attached by Seller and Company, then no exceptions exist and Buyer may rely on the following representations and warranties as true and correct in full.

Section 5.01 Organization and Authority; Execution; Enforceability. Company is a limited liability company validly existing and in good standing under the laws of the State of California. Company has all necessary limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company, the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Company. This Agreement has been duly executed and delivered by Company, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement constitutes the legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms except to the extent enforcement may be affected by Laws relating to bankruptcy, insolvency, creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

Section 5.02 Subsidiaries. There are no corporations, limited liability companies, partnerships, joint ventures, associations or other entities in which Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same, and Company has no obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

Section 5.03 Capitalization. The Acquired Securities constitute 100% of the total issued and outstanding membership interests of Company. The Acquired Securities have been duly authorized and are validly issued, fully-paid and non-assessable.

Section 5.04 No Conflict. The execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate, conflict with or result in the breach of any provision of the Organizational Documents of Company; (b) conflict with or result in a violation or breach of any Law or Governmental Order applicable to Company or any of its assets, properties or businesses; or (c) conflict with or result in a breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any License or other license or permit that is held by or on behalf of Company.

Section 5.05 Consents. Except for the City Approval to the First Closing, City Approval to the Second Closing, DCC Approval to the First Closing, DCC Approval to the Second Closing, and any other applicable consents, licenses, permits and approvals allowing the consummation of the transfer of ownership of Company, the execution, delivery and performance by Company of this Agreement does not and will not require any consent, approval, authorization, or other order of, action by, filing with or notification to, any Governmental Authority.

Section 5.06 Licenses. Company is the holder of the Licenses. The Licenses are in full force and effect in all material respects and have not been revoked, suspended, cancelled, rescinded, terminated, modified, and have not expired. There are no pending or, to Company’s Knowledge, threatened Claims by or before any Governmental Authority to revoke, suspend, cancel, rescind, or terminate any of the Licenses.

Section 5.07 Real Property. Company does not own nor has it ever owned any real property. Company does not have any options, written commitments, or contracts to acquire any real property. The Lease for the Facility is the only agreement or document that Company has entered into relating to use, control, ownership, or leasing of real property.

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Section 5.08 Assets. Company holds all legal and beneficial right, title and interest in and to all of the assets of Company, free and clear of any Lien. Immediately following each of the First Closing and Second Closing, all of such assets will be owned, leased or available for use by Company on terms and conditions substantially identical to those under which, immediately before the First Closing and/or Second Closing as applicable, Company owns, leases, uses or holds available for use such assets. Such assets comprise all of the assets, properties and rights used in the conduct of Company’s business.

Section 5.09 Operating Agreement. True and complete copies of the First Amended and Restated Operating Agreement of Company as of the Effective Date of this Agreement is attached as Exhibit D. Company is not in default under or in violation of any provision of its governing documents. All transfer Taxes levied or payable with respect to all transfers of securities of Company before the date hereof have been paid and, if applicable, all applicable transfer Tax stamps have been affixed.

Section 5.10 Authority. Company has all requisite power and authority to execute and deliver this Agreement, and any ancillary agreements which are a part of this transaction as applicable (the “Transaction Agreements”), to perform its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Agreements, the performance of Company’s obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary limited liability company or other action. The Transaction Agreements have been duly executed and delivered by Company and (assuming due execution by the other parties thereto) constitute the legal, valid and binding obligation of Company, enforceable against Company in accordance with their terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at Law) (the “Enforceability Exceptions”).

Section 5.11 Encumbrances. The execution, delivery and performance of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, result in the imposition or creation of an Encumbrance upon, result in any breach or violation of or default under (with or without notice or lapse of time, or both), or give rise to any right of termination, cancellation, modification or acceleration, or any obligation or loss of any benefit under or in respect of: (a) any provision of the Organizational Documents of Company; (b) any contract, License or other license or permit to which Company is a party or to which any of their respective properties or assets are bound; or (c) any Law or Governmental Order to which Company is subject.

Section 5.12 Consents. Except for the City Approval to the First Closing, City Approval to the Second Closing, DCC Approval to the First Closing, DCC Approval to the Second Closing, and any other applicable consents, licenses, permits and approvals allowing the consummation of the transfer of ownership of Company, no registrations, filings, applications, notices, consents, approvals, orders, qualifications, authorizations or waivers are required to be made, filed, given or obtained by Company with, to or from any Person, including any Governmental Authority, in connection with the execution and delivery of the Transaction Agreements or the consummation of the transactions contemplated hereby or thereby.

Section 5.13 Capitalization; Structure.

(a) Company does not own or have any interest in any shares or have an ownership interest in any other Person.

(b) As of the First Closing and Second Closing there will be no: (i) outstanding obligations of Company to repurchase, redeem or otherwise acquire any securities of Company; or (ii) outstanding obligations of Company to provide funds to or make an investment (in the form of a loan, capital contribution or otherwise) in Company or any other Person. As of the First Closing and Second Closing, there will be no outstanding securities of Company, including no debt securities or any options, warrants, calls, commitments, agreements or other rights of any kind, giving any Person the right to acquire, or any securities that, upon conversion, exchange or exercise would give any Person the right to require the issuance, sale or transfer of, or obligations to issue, sell or transfer, or otherwise convertible, exercisable or exchangeable into, equity interests in Company. There are no authorized or outstanding stock appreciation rights, phantom stock or stock plans, profit participation rights or other similar rights with respect to Company. Upon consummation of the transactions contemplated by this Agreement and the Transaction Agreements, Buyer shall own all of the Acquired Securities, free and clear of all Encumbrances (other than restrictions under the Securities Act of 1933, as amended, or under the securities Laws of any state or other jurisdiction).

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(c) There are no voting trusts or other agreements or understandings to which Company or Seller is a party with respect to the equity securities of Company.

Section 5.14 Title to Assets; Sufficiency of Assets. Company owns its material personal property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair Company’s ownership or use of such property or assets. With respect to the personal property and assets it leases, Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such personal property or assets.

Section 5.15 Financial Statements.

(a) Company has delivered or made available to Buyer true and complete copies of: (a) reviewed balance sheet of Company for the year-ended December 31, 2023 and year-ended December 31, 2024; (b) the unaudited balance sheet of Company as of January 31, 2025 (the “Reference Date Balance Sheet” and January 31, 2025, the “Reference Date”); and (c) the unaudited statements of operations and shareholders’ equity of Company for the six months then ended (collectively, the “Financial Statements”).

(b) Company has no Liabilities except for: (a) Liabilities reflected or reserved for in the financial books and records of Company; and (b) Liabilities that have arisen in the ordinary course of business (including under Material Contracts), but unrelated to any breach of contract, breach of warranty, tort, infringement, or violation of Law.

(c) There are no amounts owed by Company to any employee, Seller or Affiliate of Seller other than accrued but not yet paid salaries, benefits (such as vacation) and expense reimbursements owed to employees in the ordinary course of business, which accrued amounts as of the Effective Date are set forth in Schedule 5.15(c).

Section 5.16 Litigation; Claims.

(a) There is no Claim pending or, to the Knowledge of Company, threatened against Company or, to the Knowledge of Company, any Claim pending or threatened against any of Company’s current or former equity holders, officers, members or managers (in their capacities as such). There are no Governmental Orders outstanding against Company or any of its properties, assets or businesses that have not been satisfied. Company is not a party to any Claim in which it is a plaintiff or is otherwise seeking relief.

(b) To the Knowledge of Company, there are no facts or circumstances that could reasonably be expected to give rise to any Claim or Governmental Order against, relating to or affecting Company or any of its assets and properties that, if adversely decided, would be reasonably likely to result in a material adverse effect substantially injuring or damaging Company.

Section 5.17 Compliance with Laws; Licenses.

(a) Company has not been given written notice that Company is in violation of any Law or other legal requirement which violation, if not timely cured, would reasonably be expected to result in the revocation, cancellation, suspension or any other adverse modification of any License (or other license or permit) held by Company.

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(b) Schedule 5.17(b) contains a list of all Licenses (and other licenses and permits) held by Company, which constitute all Licenses (and other licenses and permits) that are required for the operation of its business as a store-front and non-storefront medicinal and adult use commercial cannabis retailer. All Licenses (and other licenses and permits) held by Company are in full force and effect. Company has not received any written notice that Company is in default under or violation of any term, condition or provision of any License (or other license or permit) held by it, which default or violation, if not timely corrected, would reasonably be expected to result in the revocation, cancellation, suspension or any other adverse modification of any License (or other license or permit) held by Company. There are no Claims pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to result in the revocation, cancellation, suspension or any other adverse modification of any License (or other license or permit) held by Company. Company has not received written notice of any loss of or refusal to renew any License (or other license or permit) held by Company.

(c) With respect to Company’s business or any Licenses specifically necessary to allow Company to operate a storefront and non-storefront medicinal and adult use commercial cannabis retailer at the Facility, to the Knowledge of Company, no director, Manager, officer or service provider of Company or its Affiliates has made any untrue statement of a material fact or a fraudulent statement to any Governmental Authority responsible for granting or monitoring compliance with such Licenses or any of them (a “Cannabis Authority”), failed to disclose any material fact required to be disclosed to any Cannabis Authority, or committed an act, made a statement or failed to make a statement that, at the time such act, statement or omission was made, could reasonably be expected to provide a basis for any Cannabis Authority to revoke or suspend any License.

(d) All applications and other documents submitted by Company to Cannabis Authorities in connection with any License either (i) were true and correct as of the date of submission in all material respects, (ii) have been corrected or updated following the date of submission to be true and correct in all material respects as of the date hereof or (iii) are still awaiting corrections which will be made in the ordinary course of communications with the applicable Cannabis Authority.

Section 5.18 Material Contracts. Schedule 5.18 sets forth a list of all Material Contracts (as defined below) of Company. Each Material Contract constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms and, to the Knowledge of Company, constitutes a valid and binding obligation of the other Person(s) party thereto, enforceable against such Person(s) in accordance with its terms. With respect to all such Material Contracts, Company has not received written notice that it is in material breach or material default thereunder. True and complete copies of each Material Contract are set forth in Schedule 5.18 (together with all amendments, waivers or other changes thereto) or have been furnished or made available to Buyer (including descriptions of the material terms of all oral Material Contracts). “Material Contract” means a contract to which Company is a party, or by which Company or its assets are bound, as of the Effective Date, which (a) imposes payment obligations on Company in excess of $25,000 in the aggregate per contract, (b) cannot be terminated during the 12-month period following the Effective Date, (c) purports to limit, curtail or restrain the ability of Company or its Affiliates to fully exploit any of their respective Intellectual Property Rights, or (d) transfers or purports to transfer ownership of any of such Intellectual Property Rights.

Section 5.19 Taxes. Except as set forth in Section 5.19 of the Disclosures Schedule:

(a) All Tax Returns required to be filed on or before the First Closing and Second Closing by Company have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Company (whether or not shown on any Tax Return) have been, or will be, timely paid.

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(b) Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of all applicable Laws.

(c) No claim has been made by any Tax Authority in any jurisdiction where Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction.

(d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Company.

(e) The amount of Company's Liability for unpaid Taxes for all periods ending on or before the First Closing and Second Closing does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of Company's Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(f) Schedule 5.19 of the Disclosure Schedule sets forth:

(i) the taxable years of Company as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

(ii) those years for which examinations by the Tax Authorities have been completed; and

(iii) those taxable years for which examinations by Taxing Authorities are presently being conducted.

(g) All deficiencies asserted, or assessments made, against Company as a result of any examinations by any Tax Authority have been fully paid.

(h) Company is not a party to any Claim by a Tax Authority or Tax Contest. There are no pending or threatened Claims by any Tax Authority.

(i) With respect to all Tax Returns filed on or before the First Closing Date and/or the Second Closing Date, Company has complied with the provisions of Section 280E of the Code in its application for Tax deductions and credits in each of its Tax Returns. Company has no Liability for Tax deductions and credits taken.

(j) With respect to all Tax Returns filed on or before the First Closing and/or Second Closing, Company has accurately reported its income to the Tax Authorities. Company has no Liability for underreported income.

(k) Seller has delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, Company for all Tax periods.

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(l) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of Company.

(m) Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

(n) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any Tax Authority with respect to Company.

(o) Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. Company has no Liability for Taxes of any Person (other than Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(p) Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the First Closing or Second Closing as a result of:

(i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or before the First Closing or Second Closing ;

(ii) an installment sale or open transaction occurring on or before the First Closing or Second Closing;

(iii) a prepaid amount received on or before the First Closing or Second Closing;

(iv) any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign law; or

(v) any election under Section 108(i) of the Code.

(q) Company has not been a "distributing corporation" or a "controlled corporation" in connection with a distribution described in Section 355 of the Code.

(r) Company is not, and has not been, a party to, or a promoter of, a "reportable transaction" within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

Section 5.20 Employee Benefits; Employment Matters.

(a) Schedule 5.20 sets forth, with respect to Company and its subsidiaries (if any) and any trade or business (whether or not incorporated) that is treated as a single employer with Company and its subsidiaries (if any) (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each loan to an employee, (iii) all stock option, stock purchase, restricted stock, phantom stock, stock appreciation right, restricted stock unit, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, commission, pension, profit sharing, savings, retirement, deferred compensation or incentive plans (including cash incentive plans), programs or arrangements, (v) all other fringe or employee benefit plans, programs or arrangements and (vi) all employment, offer letters, individual consulting, retention, change of control or executive compensation or severance agreements, written or otherwise, as to which any unsatisfied obligations of Company and its subsidiaries (if any) remain for the benefit of, or relating to, any present or former employee, consultant or non-employee director of Company and its subsidiaries (if any) (all of the foregoing described in clauses (i) through (vi), collectively, the “Company Employee Plans”).

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(b) Company has made available to Buyer (to the extent applicable) all correspondence to or from any Governmental Authority relating to any Company Employee Plan and a true, correct and complete copy of each of the Company Employee Plans and related plan documents (including, without limitation, all amendments, trust documents, Form 5500s, nondiscrimination testing results, other funding instruments, administrative service agreements, summary plan descriptions, summaries of material modifications, group insurance contracts and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Company Employee Plan.

(c) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or similar state law and Company has complied with the requirements of COBRA. There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA and regulatory guidance thereunder) with respect to any Company Employee Plan. Each Company Employee Plan has been maintained, operated and administered in accordance in all material respects with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Company and its subsidiaries (if any) and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no knowledge of any default or violation by any other party to, any of the Company Employee Plans. Neither Company nor any ERISA Affiliate is subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plans. All contributions required to be made by Company or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan year (and no further contributions will be due or will have accrued thereunder as of the First Closing Date and/or the Second Closing. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Second Closing Date in accordance with its terms, without Liability to Buyer (other than ordinary and reasonable administrative expenses typically incurred in a termination event). No Claim has been brought, or to the Knowledge of Company, is reasonably anticipated or threatened, against or with respect to any such Company Employee Plan, including without limitation any audit or inquiry by any Governmental Authority.

(d) Except for CalSavers, neither Company, its subsidiaries (if any) nor any current or former ERISA Affiliate currently maintains, sponsors, participates in or contributes to, or has ever maintained, established, sponsored, participated in, or contributed to, (i) any pension plan (within the meaning of Section 3(2) of ERISA) that is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code (ii) any “multiemployer plan” as such term is defined in Section 3(37) of ERISA, (iii) any “multiple employer plan” as such term is defined in Section 413(c) of the Code, (iv) any self-funded or self-insured employee benefit plan, including any plan to which a stop-loss policy applies or (v) any plan intended to be qualified under Section 401(a) or Section 401(k) of the Code.

(e) No Company Employee Plan is sponsored, maintained or contributed to under the law or applicable custom or rule of the any jurisdiction outside of the United States.

(f) Company and each Company Employee Plan is in compliance with all laws and other legal requirements respecting employment, discrimination in employment, terms and conditions of employment, employee benefits, worker classification (including the proper classification of workers as independent contractors and consultants and exempt and non-exempt employees), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act. Company is not engaged in any unfair labor practice. Company is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. Company has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, incentive payments, benefits and other compensation due and payable to or on behalf of such employees, independent contractors and consultants. There are no pending claims against Company under any workers compensation plan or policy or for long term disability. Company does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to the Knowledge of Company, reasonably anticipated or threatened, between Company and any of their employees, independent contractors, which controversies have or would reasonably be expected to result in a Claim before any Governmental Authority.

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(g) Every employee of Company who requires a visa, employment pass or other required permit to work in the country in which he/she is employed has a current employment pass or such other required permit and all necessary permission to remain in such country and perform services in that country. Company and its subsidiaries (if any) have obtained Forms I-9 from each employee who has ever provided services in the United States.

(h) Company is currently a party to a collective bargaining agreement. To the Knowledge of Company, there is no labor dispute, strike or work stoppage against Company and its subsidiaries (if any) pending or, to the Knowledge of Company, reasonably anticipated or threatened that may interfere with the conduct of the Company’s business.

(i) To Company's Knowledge, no employee of Company is in violation of any term of any employment agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Company and its subsidiaries (if any) because of the nature of the Company’s business or to the use of trade secrets or proprietary information of others. To Company's Knowledge, no contractor of Company is in violation of any term of any non-competition agreement or any restrictive covenant to a former employer relating to the right of any such contractor to be providing services to Company because of the nature of Company’s business or to the use of trade secrets or proprietary information of others. No employee of Company has given notice to Company and, to the Knowledge of Company, no employee of Company intends to terminate his or her employment with Company. The employment of each of the employees of Company is “at will” and Company does not have any obligation to provide any particular form or period of notice before terminating the employment of any of its respective employees. Except as expressly contemplated by this Agreement, Company has not, and to the Knowledge of Company, no other Person has, (i) entered into any contract that obligates or purports to obligate Buyer to make an offer of employment to any present or former employee or consultant of Company and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or consultant of Company of any terms or conditions of employment with Buyer following the First Closing or Second Closing.

(j) Schedule 5.20 sets forth a true, correct and complete list of all managers, officers and employees of Company, showing each such individual’s name, position, annual remuneration (by wage or salary, bonus, incentive payment or commissions and accrued but unused vacation or paid time off), and material fringe benefits for the current fiscal year and the most recently completed fiscal year.

(k) Schedule 5.20 sets forth a true, correct and complete list of all of Company’s consultants, advisory board members and independent contractors and, for each: (i) such individual’s compensation; (ii) such individual’s initial date of engagement; (iii) whether such engagement has been terminated by written notice by either party thereto; and (iv) the notice or termination provisions applicable to the services provided by such individual.

(l) There are no performance improvements or disciplinary actions contemplated or pending against any of Company’s employees.

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(m) None of the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, any termination of employment or service and any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event (whether contingent or otherwise): (i) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due or payable, or required to be provided, to any officer, director, independent contractor or consultant; (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, director, independent contractor or consultant; (iii) result in the acceleration of the time of payment, vesting or funding of any benefit or compensation; (iv) increase the amount of compensation due to any Person; or (v) result in the forgiveness in whole or in part of any outstanding loans made by Company to any Person.

Section 5.21 Environmental Matters. Company has not been given written notice that Company is in violation of any Environmental Laws other than (a) violations that have been cured as of the First Closing Date or the Second Closing Date (as applicable) and (b) violations, even if not cured, would not reasonably be expected to have a Material Adverse Effect on Company.

Section 5.22 Intellectual Property Rights.

(a) The Company does not own any Intellectual Property Rights.

(b) All Intellectual Property Licenses are valid and enforceable; and to the knowledge of Seller and/or Company, there is no pending or threatened Claim, and no basis for any present or future Claim, alleging infringement, unauthorized use, or violation by Seller or Company of any Intellectual Property Rights of any Person, or challenging the ownership or use, or the validity or enforceability of any Intellectual Property Licenses.

(c) Each of Company and Seller is in material compliance with all privacy policies of Company and with all applicable Laws relating to (i) the privacy of users of Company’s websites including without limitation the website located at https://bodyandmind.com/california/longbeachdispensary/, and (ii) the collection, storage and transfer of any personally identifiable information collected by Company or on its behalf.

Section 5.23 Brokers, Finders, etc. Neither Company, nor any party acting on its behalf, has employed, paid or become obligated to pay any fee or commission to any broker, finder or other similar intermediary in connection with the transactions contemplated by the Transaction Agreements.

Section 5.24 Labor and Employment Matters.

(a) Schedule 5.24(a) sets forth as of the date hereof, an accurate and complete list of all employees of Company, including employees on authorized leave of absence, along with the start date, location, classification (i.e., exempt or not exempt), status (e.g., part-time, full-time, seasonal or temporary), severance obligations and deferred compensation paid or payable to each such employee.

(b) Except as set forth in Schedule 5.24(b), there is no Claim pending or, to the Knowledge of Company, threatened against Company respecting employment and employment practices, terms and conditions of employment, discrimination in employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act and any other applicable immigration or work permit laws or regulations, and is not engaged in any unfair labor practice.

(c) To the Knowledge of Company, the employment of each officer and employee of Company is terminable at the will of Company.

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Section 5.25 Insurance. Schedule 5.25 contains a list of the names of all current policies of insurance policies and bonds of Company (including material self-insurance arrangements), together with a summary of all material information relating to each such policy (including insurance limits, deductibles and premiums paid by Company under each such policy). All of the insurance policies listed on Schedule 5.25 are in full force and effect.

Section 5.26 Allegations of Sexual Harassment. Since inception (i) no allegations of sexual harassment have been made against any employee, contractor, manager, officer or any other representative of Company and (ii) Company has not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any employee, contractor, manager, officer or any other representative of Company.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES REGARDING SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedule, Seller represents and warrants to Buyer that the statements contained in this Article VI are true and correct as of the Effective Date, the First Closing Date and the Second Closing Date.

Section 6.01 Power and Authority of Seller. Seller has full right, power, and authority to enter into this Agreement, to carry out Seller’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder, and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies.

Section 6.02 Ownership of Membership Interests. Seller is the holder of record and the beneficial owner of the Acquired Securities, free and clear of any Liens (other than restrictions under the Securities Act and state securities Laws). The membership interest assignments delivered by Seller to Buyer at the First Closing and Second Closing are valid and binding obligations of Seller, enforceable against Seller, and in the aggregate effectively vest in Buyer good and valid title to all of the Acquired Securities.

Section 6.03 No Conflicts. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, does not and will not: (a) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller; or (b) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of Seller.

Section 6.04 No Brokers. Neither Seller nor Company retained any broker or finder, or agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

Section 6.05 No Other Representations & Warranties. Except for the representations and warranties contained in Article V and Article VI (including the related portions of the Disclosure Schedule), neither Seller, Company, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or Company, including any representation or warranty as to the accuracy or completeness of any information regarding Company furnished or made available to Buyer (including any information, documents or material delivered to Buyer/made available to Buyer in Seller’s virtual data room on behalf of Seller or Company for purposes of this Agreement) or any management presentations made in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of Company, or any representation or warranty arising from statute or otherwise in law.

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ARTICLE VII.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article VII are true and correct as of the Effective Date, the First Closing Date and the Second Closing Date.

Section 7.01 Organization and Authority; Execution; Enforceability. Buyer is a limited liability company validly existing and in good standing under the laws of the State of Nevada. Buyer has all necessary limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each other party hereto and thereto) this Agreement constitutes legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except to the extent enforcement may be affected by Laws relating to bankruptcy, insolvency, creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

Section 7.02 No Conflict. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not: (a) conflict with or result in a violation or breach of any Law or Governmental Order applicable to Buyer; (b) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any contract to which Buyer is a party or by which Buyer is bound or by which any of Buyer’s properties or assets are subject; or (c) violate, conflict with or result in the breach of any provision of the Organizational Documents of Buyer.

Section 7.03 Investment Purposes. Buyer is acquiring the Acquired Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Buyer acknowledges that Seller has not registered the offer and sale of the Acquired Securities under the Securities Act or any state securities laws, and that the Acquired Securities may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Acquired Securities for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 7.04 Sufficient Resources. Buyer has immediately available funds (and shall continue to have such funds as of the First Closing Date and Second Closing Date) in an aggregate amount sufficient to consummate the transactions contemplated by this Agreement including the payment of all fees and expenses payable by Buyer in connection with transactions contemplated hereby.

Section 7.05 Consents. Except for the City Approval to the First Closing, City Approval to the Second Closing, DCC Approval to the First Closing, DCC Approval to the Second Closing, and all other approvals and consents which may be required to effectuate the transfer(s) contemplated by this Agreement, and the Landlord Consent, the execution, delivery and performance by Buyer of this Agreement does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority or any other Person.

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Section 7.06 Litigation. There are no Claims pending or, to Buyer’s Knowledge, threatened, by or against Buyer or any Affiliate of Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement or the consummation of the transactions contemplated hereby.

Section 7.07 Brokers. No broker, finder, investment banker or financial advisor is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 7.08 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of Company, the Acquired Securities, the results of operations, prospects, condition (financial or otherwise), and assets of Company, and acknowledges that Buyer has been provided adequate access to the personnel, properties, assets, premise, books and records, and other documents and data of Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Company and Sellers set forth in Article V and Article VI, respectively, of this Agreement (including the related portions of the Disclosure Schedule); and (b) none of Company, Seller, nor any other Person has made any representation or warranty as to Company, Seller, or this Agreement, except as expressly set forth in Article V and Article VI of this Agreement (including the related portions of the Disclosure Schedule).

ARTICLE VIII

ADDITIONAL COVENANTS OF THE PARTIES

Section 8.01 Regulatory Approvals.

(a) City Approval Process. The Parties shall use best efforts to timely submit (as set forth in Article III and Article IV) to the City all documents and forms and to provide such information as is reasonably requested to manage the City Approval process and maintain the Company’s Local Licenses in good standing. In an effort to timely obtain the City Approval to the First Closing and the City Approval to the Second Closing, the Parties shall cooperate in good faith as follows: (i) Buyer shall take the lead in preparing forms and supplemental information, in a timely manner, required by the City in connection with such approvals; and (ii) Buyer shall take the lead in communicating with the City regarding such approvals. Seller shall review and correct and the forms and supplemental information prepared by Buyer. Seller and Company shall cooperate as reasonably requested by Buyer.

(b) DCC Approval Process. The Parties shall use best efforts to timely submit to the DCC (as set forth in Article IV) all documents and forms and to provide such information as is reasonably requested to manage the DCC’s approval process and maintain the Company’s State License in good standing. In an effort to timely obtain DCC Approval to the First Closing and DCC Approval to the Second Closing, the Parties shall cooperate in good faith in accordance with the same procedures set forth in Article IV.

(c) Continued Cooperation. The Parties agree and acknowledge that in the event this Agreement (including any terms or provisions herein) is rejected in whole or part by either the City or DCC solely as a result of the structure of the Transaction such that continuous operations of the licensed commercial cannabis activities would not be possible (being a “Regulatory Rejection”), the Parties shall use reasonable commercial efforts to cooperate to: (i) amend and modify, as narrowly as possible, any terms or provisions specifically called out by the City/DCC in the Regulatory Rejection, in order to cure the Regulatory Rejection without materially affecting the Agreement, (ii) restructure the closings or transfer of the Acquired Securities to cure the Regulatory Rejection, and/or (iii) take such other commercially reasonable steps to ensure the consummation of the Transaction within the spirit and intent of the Agreement. A curable Regulatory Rejection shall not be grounds for any Party to terminate this Agreement, but such efforts to cure must be diligently pursued by both Buyer and Seller and in the event even a Regulatory Rejection that could be considered curable is not resolved with the DCC or the City as the case may be within six (6) months of the initial rejection notice, then, unless agreed otherwise in writing by the Parties, such Regulatory Rejection for purposes of this Agreement will be deemed grounds for and result in termination of this Agreement, but not a breach of this Agreement by either Party.

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Section 8.02 Access to Information. From the Effective Date of this Agreement until the earlier to occur of the Second Closing Date or the termination of this Agreement in accordance with Article X, Seller shall, and shall cause Company to: (a) afford Buyer and its representatives full and free access to and the right to inspect all of the properties, assets, premises, books and records, contracts and other documents and data related to Company; (b) furnish Buyer and its representatives with such financial, operating and other data and information related to the Company as Buyer or any of its representatives may reasonably request; and (c) instruct the representatives of Seller and Company to cooperate with Buyer in its investigation of the Company. Any investigation pursuant to this Section 8.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller or Company. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement. Nothing in this Section 8.02 shall give rise to any right of Buyer to terminate this Agreement other than to the extent that Buyer discovers a fact or circumstance that gives rise to a right of Buyer to terminate this Agreement in accordance with the express terms of Article X.

Section 8.03 Public Disclosure. No Party shall issue or cause to be issued any press release or public statement or disclosure with respect to this Agreement or the transactions contemplated hereby from the Effective Date through the First Closing or Second Closing without the prior written consent of Buyer and Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided however, that Seller and its Affiliates may, without the prior written consent of Buyer, (a) issue any press release or make any public statement or disclosure as may be required by applicable Law or the applicable rules of the Canadian Stock Exchange (or similar exchange), or (b) make any public statement or disclosure to the extent the substance of such public statement or disclosure is consistent with any previous press release, statement or disclosure made in accordance with, or permitted by, this Section 8.03.

Section 8.04 Tax Covenants. Seller shall be solely responsible for preparing and filing all Tax Returns for the 2024 calendar year and any year previous thereto on behalf of the Company. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company which are filed after the First Closing Date including for any taxable period during the 2025 calendar year (a “Pre-Closing Tax Period”) and for any taxable period that includes (but does not end on) the First Closing Date (a “Straddle Period”). Each such Tax Return, other than a Tax Return for a Straddle Period, shall be prepared and filed in a manner consistent with past practice, except as otherwise required by applicable Law.

(a) Seller shall be responsible for payment of all Taxes that have accrued on behalf of the Company before the First Closing Date. Buyer shall be responsible for the Taxes on behalf of the Company that have accrued on or after the First Closing Date.

(b) The portion of any Tax attributable to the portion of any Straddle Period ending on the First Closing Date will (i) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the First Closing Date and denominator of which is the number of days in the Straddle Period; and (ii) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be equal to the amount that would be payable if the Straddle Period ended on and included the First Closing Date.

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(c) Buyer and Seller shall cooperate fully, as and to the extent reasonably requested, in connection with Tax matters, including, without limitation, (i) the filing of Tax Returns, and (ii) any audit or other Claim with respect to Taxes and Tax Returns. Such cooperation shall include the retention, and (upon the other Party’s request) the provision, of records and information which are reasonably relevant to any such Tax Return, determination, audit or other Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that the Party requesting assistance shall pay the reasonable out-of-pocket expenses incurred by the Party providing such assistance; provided, further, no Party shall be required to provide assistance at times or in amounts that would interfere unreasonably with the business and operations of such Party.

(d) Buyer shall provide Seller with notice of any written inquiries, audits, examinations or proposed adjustments by the IRS or any other taxing authority (a “Tax Proceeding”), which relate to any Pre-Closing Tax Period and for any Straddle Period within 10 days of the receipt of such notice provided, however, that failure to give such notice on a timely basis shall not affect the Seller’s indemnification obligations with respect to such Tax Proceeding except to the extent the Seller shall have been actually and materially prejudiced as a result of such failure. Buyer shall have the right to control any such Tax Proceeding at Seller’s expense, provided that (i) the Seller shall have the right to participate in any such Tax Proceeding, (ii) Buyer shall keep the Seller reasonably informed of the status of such matter, and (iii) Buyer shall not settle any such proceedings without the Seller’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed

ARTICLE IX

SURVIVAL; INDEMNIFICATION

Section 9.01 Survival.

(d) The representations and warranties of Company and Seller contained in this Agreement shall survive the Second Closing until the date that is twelve (12) months after the Second Closing Date (the “General Survival Date”). If written notice of a Claim has been given before the expiration of the applicable representations and warranties by Buyer to Seller, then the relevant representations and warranties shall survive as to such Claim, until such Claim has been finally resolved.

(e) The representations and warranties of Buyer contained in this Agreement shall survive the Second Closing until the General Survival Date. If written notice of a Claim has been given before the expiration of the applicable representations and warranties by Seller to Buyer, then the relevant representations and warranties shall survive as to such Claim, until such Claim has been finally resolved.

(f) The covenants and other agreements contained in this Agreement shall survive the Second Closing and remain in full force and effect until fully performed in accordance with their terms or for the shorter period explicitly specified therein.

(g) No Claim for indemnification may be asserted against either Party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such Claim is received by such Party describing in reasonable detail, to the extent practicable in light of facts then known, the facts and circumstances with respect to the subject matter of such Claim on or before the date on which the representation, warranty, covenant or agreement on which such Claim is based ceases to survive as set forth in this Section 9.01.

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Section 9.02 Indemnification by Seller. Subject to the limitations set forth in this Article IX, the Seller hereby covenants and agrees to defend, indemnify, and hold harmless Buyer and its Affiliates (including Company after the Closing), and their respective shareholders, partners, members, managers, officers, directors and employees (each a “Buyer Indemnified Party”) from and against any and all Losses, arising out of or resulting from:

(a) any third-party Claim arising out of the breach of any representation or warranty made by Company contained in this Agreement or in any agreement or certificate delivered by Company pursuant to this Agreement;

(b) any third-party Claim arising out of the breach of any representation or warranty made by Seller contained in this Agreement or in any agreement or certificate delivered by Seller pursuant to this Agreement;

(c) any third-party Claim arising out of the breach of any covenant, obligation, or agreement by Seller or Company contained in this Agreement;

(d) any liability of Seller or Company for any Taxes arising before the First Closing Date;

(e) any employment matter that could cause liability to Company before the First Closing Date; or

(f) the operation of Company before the First Closing Date and any and all Claim, Losses or liabilities that may accrue before such time, even if such issue arises or is brought to the Parties’ attention after the First Closing Date.

Section 9.03 Indemnification by Buyer. Subject to the limitations set forth in this Article IX, Buyer hereby covenants and agrees that Buyer shall defend, indemnify and hold harmless Seller and its Affiliates, shareholders, partners, members, managers, officers, directors, and employees (each a “Seller Indemnified Party”) from and against any and all Losses, arising out of or resulting from:

(a) any third-party Claim arising out of the breach of any representation or warranty made by Buyer contained in this Agreement;

(b) any third-party Claim arising out of the breach of any covenant, obligation, or agreement by Buyer contained in this Agreement;

(c) the operation of Company after the First Closing Date.

Section 9.04 Limitations.

(a) The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under this Article IX until the aggregate amount of all Losses in respect of indemnification under Article IX exceeds Five Thousand Dollars ($5,000) (the "Basket Amount"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Basket Amount.

(b) Notwithstanding any other term in this Agreement, the aggregate amount of all Losses for which an Indemnifying Party shall be liable pursuant to this Article IX shall not exceed the Purchase Price.

Notwithstanding the foregoing, the limitations set forth in this Section 9.04 shall not apply to any Losses arising out of or related to fraud, willful misconduct, or criminal acts committed by or on behalf of an Indemnifying Party.

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Section 9.05 Indemnification Procedures. For purposes of this Article IX, the term “Indemnified Party” means a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, and the term “Indemnifying Party” means the Seller pursuant to Section 9.02 or Buyer pursuant to Section 9.03, as the case may be.

(a) The Indemnified Party shall promptly notify the Indemnifying Party upon becoming aware of an indemnifiable Claim under this Article IX. The Indemnifying Party shall promptly assume control of the defense and investigation of such Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection therewith, in each case at the Indemnifying Party's sole, reasonable cost and expense. The Indemnified Party may participate in the defense of such Claim, with counsel of its own choosing and at its own cost and expense. The Indemnifying Party shall not consent to entry of any judgment or settle or resolve any such Claim that imposes liability or obligations on the Indemnified Party or that diminishes its rights, without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. If the Indemnifying Party fails or refuses to assume control of the defense of such Claim, the Indemnified Party shall have the right, but no obligation, to defend against such Claim, including settling or resolving such Claim after giving notice to the Indemnifying Party, in each case in such manner and on such terms as the Indemnified Party may deem appropriate. Neither the Indemnified Party's failure to perform any obligation under this Article IX nor any Indemnified Party's act or omission in the defense, settlement or resolution of any such Claim will relieve the Indemnifying Party of its obligations under this Article IX, including with respect to any Losses, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result thereof.

(b) Notwithstanding anything contained in this Agreement to the contrary, except in connection with the violation of a Party’s confidentiality obligations hereunder, no Party shall be liable to the other Party for indirect, special, punitive, exemplary or consequential loss or damages arising out of or related to this Agreement (collectively “Consequential Damages”), provided, however, the foregoing shall not preclude recovery by a Buyer Indemnified Party or Seller Indemnified Party for Consequential Damages payable to third parties as a result of Claims or Consequential Damages premised on or arising from a Claim of fraud, willful misconduct, or criminal acts by a Party.

Section 9.06 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth herein, as the case may be.

Section 9.07 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

ARTICLE X
TERMINATION

Section 10.1 Conditions of Termination. This Agreement may be terminated at any time before the Second Closing:

(a) by mutual written agreement of Seller and Buyer;

(b) by Seller or Buyer if any court of competent jurisdiction or other Governmental Authority shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this clause (b) shall not be available to any Party whose breach or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the First Closing or the Second Closing;

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(c) by Buyer, if Seller shall have breached in any material respect any of its representations or warranties or shall have breached or failed to perform or comply with any of its covenants or agreements in this Agreement in any material respect and such breach or failure cannot be cured or has not been cured within thirty (30) days after the giving of written notice by Buyer to Seller specifying such breach or failure;

(d) by Buyer, if the City Approval to the First Closing, City Approval to the Second Closing, DCC Approval to the First Closing and DCC Approval to the Second Closing, and all other approvals or consents required to consummate the transfer of ownership of Company to Buyer, under terms that are satisfactory to Buyer in its sole discretion, are not obtained within twelve (12) months from the Effective Date of this Agreement; or

(e) by Seller, if Buyer shall have breached in any material respect any of its representations or warranties or shall have breached or failed to perform or comply with any of its covenants or agreements in this Agreement in any material respect and such breach or failure cannot be cured or has not been cured within thirty (30) days after the giving of written notice by Seller to Buyer specifying such breach or failure.

Section 10.2 Effect of Termination.

(a) In the event of the termination of this Agreement before consummation of the First Closing: (i) this Agreement (including, without limitation, the First Closing Transfer, the First Closing Payment, the Second Closing Transfer and the Second Closing Payment) shall become null and void and have no further force and effect; (ii) the transactions contemplated by this Agreement, including without limitation pursuant to the Management Services Agreement, shall be abandoned without any further action or Liabilities of any Party; and (iii) all further obligations and responsibilities of the Parties, other than protection of Confidential Information as provided hereunder, shall terminate.

(b) In the event of the termination of this Agreement by Buyer pursuant to Section 10.1(d), this Agreement shall become null and void and have no further force and effect and the transactions contemplated by this Agreement, including without limitation pursuant to the Management Services Agreement, shall be abandoned without any further action or Liabilities of any Party, provided, that: (i) within thirty (30) calendar days from such termination effective date, Seller shall fully return and reimburse to Buyer the aggregate Purchase Price and any Company operating expenses that Buyer advanced or incurred, less any unpaid (accrued or otherwise) Taxes (including all sales and excise Taxes) arising out of Buyer’s operation of Company on or after the First Closing Date; (ii) any vested Acquired Securities or other ownership interest in Company that Buyer will have received up to such date shall be returned to Seller and Buyer shall fully and promptly cooperate with Seller to remove Buyer (and its Affiliates) from the Licenses; and (iii) all further obligations and responsibilities of the Parties, other than protection of Confidential Information as provided hereunder, shall terminate.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Governing Law; Dispute Resolution.

(a) This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of California, without giving effect to the principles of conflicts of law thereunder.

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(b) In the event of any Claim arising out of or relating to any performance required under this Agreement or the interpretation, validity or enforceability of this Agreement, the Parties hereto shall use their good faith efforts to settle the Claim. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable resolution satisfactory to the Parties. If the Claim cannot be settled through negotiation within a period of seven (7) days, the Parties agree to attempt in good faith to settle the Claim through mediation, administered by a mediator mutually agreeable to the Parties, before resorting to arbitration. If they do not reach such resolution, or an agreed upon mediator cannot be identified, within a period of thirty (30) days, then, upon notice by either Party to the other, they shall commence arbitration as set forth below.

(c) Subject to the foregoing, the Parties agree to submit all Claims and any dispute arising out of or related to this Agreement to binding arbitration before Judicial Arbitration and Mediation Services, Inc. (“JAMS”). The arbitration shall be held in accordance with the JAMS then-current Streamlined Arbitration Rules & Procedures (and no other JAMS rules), which currently are available at: https://www.jamsadr.com/rules-streamlined-arbitration. The arbitrator shall be either a retired judge, or an attorney who is experienced in commercial contracts and licensed to practice law in California, selected pursuant to the JAMS rules. Each Party understands and agrees that by signing this Agreement, such Party is waiving the right to a jury. The arbitrator shall apply California substantive law in the adjudication of all claims. Notwithstanding the foregoing, any party to a claim may apply to the state courts of competent jurisdiction for a provisional remedy, including, but not limited to, a temporary restraining order or a preliminary injunction. The application for or enforcement of any provisional remedy by a Party shall not operate as a waiver of the agreement to submit a dispute to binding arbitration pursuant to this provision. In no event shall a claim be adjudicated in Federal District Court. In the event that either Party commences a lawsuit in Federal District Court or moves to remove such action to Federal District Court, the Parties hereby mutually agree to stipulate to a dismissal of such Federal action with prejudice. The Parties agree to waive illegality under Federal cannabis laws as a defense to any Claims or disputes arising out of or related to this Agreement. After a demand for arbitration has been filed and served, the Parties may engage in reasonable discovery in the form of requests for documents, interrogatories, requests for admission, and depositions. The arbitrator shall resolve any disputes concerning discovery. The arbitrator shall award costs and reasonable attorneys’ fees to the prevailing party, as determined by the arbitrator, to the extent permitted by California law. The arbitrator’s decision shall be final and binding upon the Parties. The arbitrator’s decision shall include the arbitrator’s findings of fact and conclusions of law and shall be issued in writing within thirty (30) days of the conclusion of the arbitration proceedings. The prevailing Party may submit the arbitrator’s decision to state courts of competent jurisdiction for an entry of judgment thereon. Any party’s failure to pay their pro rata share of any arbitration fees and expenses shall not be grounds to delay the appointment of an arbitrator or to stay the arbitration. Any default judgment awarded by an arbitrator shall be fully enforceable, and all defenses to entry, enforcement, or collection upon that default judgment are waived.

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Section 11.2 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Buyer, to: SGC Retail Partners LLC 10777 W Twain Ave., Suite 215 Las Vegas, NV 89135 Attn: Michael Viellion Email: viellion@gmail.com	with a copy to (which shall not constitute notice): Ross Legal Corp. 16133 Ventura Blvd., Penthouse Encino, CA 91436 Attn: Brian Ross Email: brian@rosslegalcorp.com
If to Company (pre Second Closing) or Seller, to: DEP Nevada, Inc. 6420 Sunset Corporate Drive Las Vegas, NV 89120 Attn: Stephen ’Trip’ Hoffman Email: TripHoffman@bodyandmind.com	with a copy to (which shall not constitute notice): Rimon Law 2029 Century Park East, Suite 400N Los Angeles, CA 90067 Attn: Lukian Kobzeff Email: Lukian.kobzeff@rimonlaw.com

Any Party may change its address for notices hereunder upon notice to the other Party in the manner for giving notices hereunder. Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) on the next business day if transmitted by email, and (iv) three (3) days after mailing, if sent by registered or certified mail. For clarity, if a notice is not received because the receiving Party has failed to notify the other Party per the preceding sentence or because receipt is refused, such notice nonetheless shall be deemed to have been conclusively made seven (7) days after delivery was reasonably initiated.

Section 11.3 Attorneys’ Fees. The prevailing Party in any Claim to enforce this Agreement shall be entitled to its costs and fees (including, without limitation, reasonable attorneys’ fees, expert and non-expert witness fees and any other expenses) incurred in connection with such Claim. Any Party shall have the right to recover all reasonable attorney’s fees and costs incurred to enforce any judgment and/or collect any monies due pursuant to this Agreement, in addition to any other relief or damages to which such Party may be entitled.

Section 11.4 Confidentiality. From and after the First Closing Date and the Second Closing Date, each Party shall, and shall cause its Affiliates and representatives to, maintain the confidentiality of the other Party’s Confidential Information at all times and will not, directly or indirectly, use any of such Confidential Information for its own benefit or for the benefit of any other Person or reveal or disclose any such Confidential Information to any Person except (a) to the extent such information is published by the other Party, is a matter of public knowledge, or is required by applicable Law to be disclosed; or (b) to the extent that such information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. Buyer shall cause Company to make available to Seller after the First Closing Date or Second Closing Date any books and records of Company reasonably requested by Seller for purposes of Seller’s compliance with its obligations under this Agreement, payment of Taxes that are the responsibility of Seller hereunder, enforcement of Seller’s rights under the Transaction Agreements, and compliance by Seller with any Law or Order. In the event of the termination of this Agreement, each Party shall return to the applicable other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section 11.5 Third Party Beneficiaries. Except for the provisions of Article IX relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to or shall confer upon any other Person, including any employee or former employee of Company, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

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Section 11.6 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the First Closing or Second Closing shall have occurred.

Section 11.7 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. The express terms of this Agreement control and supersede any course of performance and usage of the trade inconsistent with any of the terms of this Agreement.

Section 11.8 Amendment; Waiver. At any time before the Second Closing, this Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by Buyer and Seller. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

Section 11.9 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the Parties hereto, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 11.10 Headings. The headings contained in this Agreement are intended solely for convenience, are not intended to be a part of or to affect the meaning or interpretation of this Agreement, and shall not affect the rights of the Parties hereto.

Section 11.11 Assignment. This Agreement may not be assigned by a Party hereto by operation of Law or otherwise without the express written consent of the other Party hereto (which consent may be granted or withheld in the sole discretion of such Party), except that (a) Buyer shall be permitted to assign its rights and obligations hereunder to (i) any of its Affiliates, provided that, no such assignment shall relieve Buyer of any of its obligations hereunder, and (ii) any purchaser of all or substantially all of Buyer’s assets or equity, and (b) a Buyer Indemnified Party shall be permitted to collaterally assign any or all of its rights and obligations hereunder to any provider of debt financing to it or any of its Affiliates. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their personal representatives and, subject to the applicable provisions of this Agreement, their successors and permitted assigns.

Section 11.12 Waiver of Jury Trial. Each Party hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party hereto hereby (a) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section.

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Section 11.13 Further Assurances. From time to time, as and when requested by any Party, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by the Transaction Agreements.

Section 11.14 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 11.15 Force Majeure. No Party shall be considered in default or be liable to the other Party for any delay in performance or non-performance caused by circumstances beyond the reasonable control of such Party, including but not limited to acts of God, explosion, fire, flood, war, whether or not declared, accident, labor strike or labor disturbances, terrorist activities, inability to procure supplies from third party vendors, sabotage, orders or decrees of any court, or actions of any Governmental Authority, where the Party has communicated in writing the circumstances of such event to the other Party and taken any and all appropriate action to mitigate the effects of such event; and in any event, the time period for the performance of an obligation hereunder shall be extended for the amount of time of the delay or impossibility.

Section 11.16 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the Person whose signature appears on the transmitted copy.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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Section 11.17 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

IN WITNESS WHEREOF, the Parties have executed this Membership Interest Purchase Agreement as of the Effective Date.

BUYER: SGC Retail Partners, LLC By: /s/ Michael Viellion Name: Michael Viellion Title: Manager

SELLER:

DEP Nevada, Inc.

By: /s/ Stephen ‘Trip’ Hoffman

Name: Stephen ‘Trip’ Hoffman

Title: President

COMPANY:

NMG Long Beach, LLC

By: /s/ Stephen ‘Trip’ Hoffman

Name: Stephen ‘Trip’ Hoffman

Title: Manager

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EXHIBIT A

MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION FOR FIRST CLOSING

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is entered into as of the ____day of ____________, 202__ by and between DEP Nevada, Inc. LLC, a Nevada Corporation ("Assignor") and SGC Retail Partners, LLC a Nevada limited liability company ("Assignee"). Assignor and Assignee are each a “Party” and collectively, the “Parties.”

WHEREAS, Assignor is the owner of one hundred percent (100%) of the outstanding membership/ownership interests in NMG Long Beach, LLC, a California limited liability company ("Company"); and

WHEREAS, Assignor desires to assign, transfer, and sell to Assignee eighty percent (80%) of its membership interests in Company, together with all other interest associated with such interest owned by Assignor in and to Company ("Assigned Interest") upon terms and conditions separately negotiated in Assignee’s Membership Interest Purchase Agreement with Company and Assignor, such that after this Assignment, Assignor shall only own twenty percent (20%) of the outstanding membership/ownership interests in Company.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment. Assignor hereby assigns and transfers to Assignee all of the Assignor's right, title, and interest in and to the Assigned Interest, including all voting, consent, and financial rights now or hereafter existing and associated with ownership of the Assigned Interest.

2. Approval. Assignor and Assignee acknowledge that this assignment of Assignor’s Assigned Interest is approved by the Manager of Company, such that no further action will be required to effect this assignment after its execution by Assignor and Assignee, though Assignor will deliver a copy of this Assignment to Company to keep with Company’s records.

3. Acceptance by Assignee. Assignee accepts the assignment of all of Assignors’ right, title, and interest in and to the Assigned Interest. Assignee hereby indemnifies and holds Assignor, and its manager, directors, employees, members, and agents harmless against any and all losses, costs, and expenses (including reasonable attorneys' fees) arising out of any obligations of Assignee relating to the Assigned Interest which occur on or after, or arise from events occurring on or after, the date hereof.

4. Absolute Conveyance. The conveyance of the Assigned Interest hereunder is an absolute transfer to Assignee, free and clear of all liens and restrictions.

5. Heirs, Successors, and Assigns. This Assignment shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6. Governing Law. This Assignment and all other instruments referred to herein shall be governed by, and shall be construed according to, the laws of the State of California, without regard to conflict of law rules.

7. Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Assignment delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment. Notwithstanding the foregoing, each Party hereto shall deliver original counterpart signatures to the other Party(ies) on or before the date hereof.

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8. Amendments and Modifications. This Assignment may not be modified or amended in any manner other than by a written agreement signed by the Party to be charged.

9. Defined Terms. Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in Company’s operating agreement as amended.

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment and Assumption Agreement as of the date set forth above.

ASSIGNEE: SGC Retail Partners, LLC By:___________________________________ Name: Michael Viellion Title: Manager	ASSIGNOR: DEP Nevada, Inc. By:___________________________________ Name: Stephen ‘Trip’ Hoffman Title: President

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EXHIBIT B

MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION FOR SECOND CLOSING

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is entered into as of the ____day of ____________, 202__ by and between DEP Nevada, Inc. LLC, a Nevada Corporation ("Assignor") and SGC Retail Partners, LLC a Nevada limited liability company ("Assignee"). Assignor and Assignee are each a “Party” and collectively, the “Parties.”

WHEREAS, Assignor is the owner of twenty percent (20%) of the outstanding membership/ownership interests in NMG Long Beach, LLC, a California limited liability company ("Company"); and

WHEREAS, Assignor desires to assign, transfers, and sell to Assignee all of its membership interests in Company, together with all other interest associated with such interest owned by Assignor in and to Company ("Assigned Interest") upon terms and conditions separately negotiated in Assignee’s Membership Interest Purchase Agreement with Company and Assignor, such that after this Assignment, Assignee shall own one hundred percent (100%) of the outstanding membership/ownership interests in Company.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment. Assignor hereby assigns and transfer to Assignee all of the Assignor's right, title, and interest in and to the Assigned Interest, including all voting, consent, and financial rights now or hereafter existing and associated with ownership of the Assigned Interest.

2. Approval. Assignor and Assignee acknowledge that this assignment of Assignor’s Assigned Interest is approved by the Manager of Company, such that no further action will be required to effect this assignment after its execution by Assignor and Assignee, though Assignor will deliver a copy of this Assignment to Company to keep with Company’s records.

3. Acceptance by Assignee. Assignee accepts the assignment of all of Assignors’ right, title, and interest in and to the Assigned Interest. Assignee hereby indemnifies and holds Assignor, and its manager, directors, employees, members, and agents harmless against any and all losses, costs, and expenses (including reasonable attorneys' fees) arising out of any obligations of Assignee relating to the Assigned Interest which occur on or after, or arise from events occurring on or after, the date hereof.

4. Absolute Conveyance. The conveyance of the Assigned Interest hereunder is an absolute transfer to Assignee, free and clear of all liens and restrictions.

5. Heirs, Successors, and Assigns. This Assignment shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6. Governing Law. This Assignment and all other instruments referred to herein shall be governed by, and shall be construed according to, the laws of the State of California, without regard to conflict of law rules.

7. Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original for all purposes, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Assignment delivered by either facsimile or email shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment. Notwithstanding the foregoing, each Party hereto shall deliver original counterpart signatures to the other Party(ies) on or before the date hereof.

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8. Amendments and Modifications. This Assignment may not be modified or amended in any manner other than by a written agreement signed by the Party to be charged.

9. Defined Terms. Capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in Company’s operating agreement as amended.

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment as of the date set forth above.

ASSIGNEE: SGC Retail Partners, LLC By:___________________________________ Name: Michael Viellion Title: Manager	ASSIGNOR: DEP Nevada, Inc. By:___________________________________ Name: Stephen ‘Trip’ Hoffman Title: President

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EXHIBIT C

LANDLORD CONSENT

This Landlord Consent (“Consent”), dated as of ____________, 202___ is being provided by Meng Lin Zhang (the “Landlord”).

WHEREAS, Landlord and NMG Long Beach, LLC, a California limited liability company (the “Lessee”) are parties to that certain lease, dated January 10, 2017, as amended by certain amendment No.1 dated September 7, 2018, amendment No. 2 dated December 14, 2018, amendment No, 3 dated March 8, 2019, and amendment No. 4 dated March 1, 2022, and as assigned by the prior tenant to Company pursuant to an assignment and assumption dated December 14, 2018 (the “Lease”) for that certain real property located at at 3411 E Anaheim St, Long Beach CA 90804 and 3413 E Anaheim St, Long Beach CA 90804 (the “Premises”);

WHEREAS, DEP Nevada, Inc., a Nevada corporation (“DEP”) holds one-hundred percent of the issued and outstanding membership interest of the Lessee;

WHEREAS, Lessee has entered into a Purchase and Sale transaction with SGC Retail Partners, LLC, a Nevada limited liability company (the “Purchaser”) whereby upon approval of Department of Cannabis Control, Purchaser is ultimately buying one-hundred percent (100%) of the issued and outstanding membership interest of Lessee from DEP (the “Transaction”);

WHEREAS, following the final consummation of the Transaction, the Purchaser shall be the sole owner of Lessee;

WHEREAS, pursuant to Section 12.1 of the Lease, a change of the controlling interest of voting control of the Lessee constitutes a Transfer requiring the consent of the Landlord; and

WHEREAS, the Lessee and Landlord desires to continue the Lease in full force and effect without interruption.

NOW THEREFORE, in connection with the foregoing, the sufficiency of the consideration hereby acknowledged, the Landlord desires to provide the consent as set forth herein:

1. Transfer. Upon final closing of the Transaction, all of the issued and outstanding voting control of the Lessee is being transferred and assigned to Purchaser, which, pursuant to Section 12.1 of the Lease, is a Transfer that requires Landlord’s prior written consent.

2. Consent. The Landlord hereby consents to and approves the Transaction to the extent that the Transaction constitutes a Transfer under the Lease and requires Landlord to approve the Transfer. This writing shall satisfy the prior written consent requirement set forth in Section 12.1 of the Lease.

3. Continuation of the Lease. The Landlord hereby expressly agrees that the Lease shall continue in full force and effect.

4. No Additional Fee. The continuation of the Lease, uninterrupted, in full force and effect, is acknowledged as sufficient consideration hereunder, and no additional fee is required.

5. Miscellaneous.

(a) This Consent shall be governed and construed according to the choice of governing and constructive law set forth in the Lease.

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(b) All capitalized terms not defined herein shall have the meaning afforded them in the Lease, a true and correct copy of which Purchaser hereby acknowledges receipt.

(c) This Consent may be delivered via facsimile, email (e.g., .pdf) or other electronic signature, with the intention that it shall have the same effect as an original counterpart hereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Landlord Consent as of the date first written above.

Landlord

___________________________________

Meng Lin Zhang

DEP Nevada, Inc

___________________________________

Stephen ‘Trip’ Hoffman, Officer

NMG Long Beach, LLC

___________________________________

Stephen ‘Trip’ Hoffman, Manager

SGC Retail Partners, LLC

___________________________________

Michael Viellion, Manager

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EXHIBIT D

MANAGEMENT SERVICES AGREEMENT

[insert on subsequent page]

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EXHIBIT E

MEMBER CONSENT, SELLER CONSENT

AND

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF COMPANY

[insert on subsequent page]

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